Exhibit 99.1

Immersion Corporation Receives Nasdaq Staff Additional Delinquency Notice

AVENTURA, FL, March 27, 2026 – Immersion Corporation (“Immersion”, the “Company”, “we”, “us”, or “our”) (Nasdaq: IMMR), a leading provider of technologies for haptics, today announced that, on March 24, 2026, the Company received an additional delinquency notice (the “Staff Determination Letter”) from the Nasdaq Listing Qualifications Staff based on the Company’s failure to file its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2026 indicating that such failure to file, in addition to its failure to file the Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 2025 and October 31, 2025 with the Securities and Exchange Commission (the “SEC”) on a timely basis, could serve as an additional basis for delisting from the Nasdaq.

The Staff Determination Letter has no immediate effect and will not immediately result in the suspension of trading or delisting of the Company’s securities. The Company requested a hearing before the Nasdaq Hearings Panel (“Hearings Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series to request additional time to comply with the Nasdaq Listing Rules, which was held on March 26, 2026. There can be no assurance that the Hearings Panel will grant the Company’s requests for additional time.

The Company filed its Annual Report on Form 10-K for the fiscal year ended April 30, 2025, and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2025, with the SEC on March 12, 2026 and March 26, 2026, respectively. The Company is working diligently to complete the necessary work to file the Quarterly Reports on Form 10-Q for the fiscal quarters ended October 31, 2025 and January 31, 2026 as soon as practicable to regain compliance with the Nasdaq Listing Rules.

About Immersion Corporation

Immersion Corporation (Nasdaq: IMMR) was incorporated in 1993 in California and reincorporated in Delaware in 1999.

The Company is a leading provider of touch feedback technology, also known as haptics. The Company accelerates and scales haptic experiences by providing haptic technology for mobile devices, wearables, mobile entertainment, console gaming, and automotive. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Learn more at www.immersion.com.

On June 10, 2024, we acquired a controlling interest in Barnes & Noble Education, Inc. (Barnes & Noble Education). Barnes & Noble Education is a leading solutions provider for the education industry, driving affordability, access, and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, Barnes & Noble Education offers campus retail services and academic solutions, wholesale capabilities, and more. Barnes & Noble Education is a company serving all who work to elevate their lives through education, supporting students, faculty, and institutions as they make tomorrow a better and smarter world.

Forward-looking Statements

Certain statements made in this report constitute forward-looking statements within the meaning of the federal securities laws. All statements contained in this report that do not relate to matters of historical fact should be considered forward-looking statements. For example, forward-looking statements include, without limitation, statements regarding the Company’s anticipated filing of our delayed reports. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and are subject to risks described from time to time in the Company’s periodic filings with the SEC. The forward-looking statements included in this report are made only as of the date of this report, and, unless otherwise required by applicable law, the Company assumes no obligation to update any forward-looking statements, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

(IMMR – C)

Investor Contact:

J. Michael Dodson

Immersion Corporation

mdodson@immersion.com